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                                                                     EXHIBIT 5.1

                      [LETTERHEAD OF STAR BANC CORPORATION]


August 8, 1997


Star Banc Corporation
425 Walnut Street
Cincinnati, Ohio  45202


Ladies and Gentlemen:

                  As Senior Vice President, General Counsel and Secretary of Star Banc Corporation, an Ohio corporation (the "Company"), I am familiar with the registration statement on Form S-4 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act"), by the Company, and Star Capital I, a Delaware statutory business trust (the "Trust"), which Registration Statement relates to (i) $150,000,000 aggregate liquidation amount of the Trust's Floating Rate Capital Securities due June 15, 2027 (the "New Capital Securities"), representing beneficial ownership interests in the Trust, to be exchanged for up to $150,000,000 of the Trust's outstanding Floating Rate Capital Securities due June 15, 2027 (the "Old Capital Securities"), (ii) $150,000,000 aggregate principal amount of the Company's Floating Rate Junior Subordinated Debentures (the "New Junior Subordinated Debentures") to be issued by the Company and exchanged for $150,000,000 aggregate principal amount of the Company's outstanding Floating Rate Junior Subordinated Debentures (the "Old Junior Subordinated
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Debentures") and (iii) an unconditional and irrevocable guarantee (the "New
Guarantee") of the obligations of the Trust under the New Capital Securities to be issued by the Company and exchanged for the guarantee (the "Old Guarantee") of the obligations of the Trust under the Old Capital Securities.

                  I have examined, or caused those acting under my supervision to have examined, the originals or copies, certified or otherwise identified to my satisfaction, of (i) the restated charter, as amended, of the Company,
(ii) the bylaws, as amended, of the Company, (iii) minutes of the June 5, 1997 meeting of the Board of Directors of the Company, (iv) the Registration Statement, (v) the Junior Subordinated Indenture (the "Indenture") between the Company and The First National Bank of Chicago, as Indenture Trustee, dated as of June 8, 1997 and filed as an exhibit to the Registration Statement, pursuant to which the New Junior Subordinated Debentures are to be issued, (vi) the form of Guarantee Agreement (the "Guarantee Agreement") to be executed by the Company and The First National Bank of Chicago, as Guarantee Trustee (the "Guarantee Trustee") relating to the New Guarantee, as filed as an exhibit to the Registration Statement, and (vii) such other corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for purposes of this opinion. In rendering such opinion, I have presumed the genuineness of all documents examined and the accuracy of all statements of fact contained therein.
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Star Banc Corporation                 3


                  Upon the basis of such examination and subject to the limitations contained herein, it is my opinion that:

                           1. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Ohio.

                           2. The Indenture has been duly authorized and validly executed and delivered by the Company by its duly authorized officers, and the issuance and specific terms of the New Junior Subordinated Debentures have been duly authorized by all necessary corporate action on the part of the Company.

                           3. The New Guarantee Agreement has been duly authorized by all necessary corporate action on the part of the Company.

                  The foregoing opinion is limited to the federal laws of the United States and the laws of the State of Ohio, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

                  In rendering the foregoing opinion, I have relied to the extent I deem such reliance appropriate as to certain matters on statements representations and other information obtained from public officials, officers of the Company and other sources believed by me to be responsible.

                  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in the Prospectus that is a part of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.
                                                    Very truly yours,
                                                    /s/ Jennie P. Carlson
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                                                    Jennie P. Carlson, Esq.